Exhibit 32.1

CERTIFICATION
Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, Edgar O. Huber, President and Chief Executive Officer of Lands’ End, Inc. (the “Company”) and Michael P. Rosera, Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2014 (the “Report”).
Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 10, 2014

/s/ Edgar O. Huber
Edgar O. Huber
President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael P. Rosera
Michael P. Rosera
Executive Vice President, Chief Operating Officer/Chief Financial
Officer and Treasurer
(Principal Financial Officer)